Exhibit 99.2

WellPoint, Inc.

Reclassified Reportable Segment Highlights

(Unaudited)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013
Operating Revenue (in millions)
Commercial and Specialty Business	$9,858.5	$9,782.0	$9,751.2	$9,675.7	$9,812.5
Government Business	5,283.3	5,381.8	5,374.1	5,586.5	7,727.5
Other	8.4	9.5	8.4	9.1	6.3

Total Operating Revenue	15,150.2	15,173.3	15,133.7	15,271.3	17,546.3
Operating Gain / (Loss) (in millions)
Commercial and Specialty Business	$1,141.9	$869.0	$852.3	$495.8	$1,242.3
Government Business	80.1	132.7	169.0	(40.0)	132.7
Other	(9.4)	(10.0)	(17.5)	(24.7)	(7.4)

Total Operating Gain	1,212.6	991.7	1,003.8	431.1	1,367.6
Operating Margin
Commercial and Specialty Business	11.6%	8.9%	8.7%	5.1%	12.7%
Government Business	1.5%	2.5%	3.1%	(0.7% )	1.7%
Total Operating Margin	8.0%	6.5%	6.6%	2.8%	7.8%
Medical Membership (in thousands)
Commercial and Specialty Business	28,791	28,627	28,545	28,504	28,337
Government Business	4,882	4,920	4,948	7,626	7,472

Total Medical Membership	33,673	33,547	33,493	36,130	35,809

	Year Ended	Year Ended
	December 31, 2011	December 31, 2012
Operating Revenue (in millions)
Commercial and Specialty Business	$39,961.2	$39,067.4
Government Business	19,874.0	21,625.7
Other	30.0	35.4

Total Operating Revenue	59,865.2	60,728.5
Operating Gain / (Loss) (in millions)
Commercial and Specialty Business	$3,344.5	$3,359.0
Government Business	461.6	341.8
Other	(24.0)	(61.6)

Total Operating Gain	3,782.1	3,639.2
Operating Margin
Commercial and Specialty Business	8.4%	8.6%
Government Business	2.3%	1.6%
Total Operating Margin	6.3%	6.0%
Medical Membership (in thousands)
Commercial and Specialty Business	29,395	28,504
Government Business	4,856	7,626

Total Medical Membership	34,251	36,130